EXHIBIT 10.1

AMENDMENT TO LOTTERY GAMING FACILITY MANAGEMENT CONTRACT

THIS AMENDMENT TO LOTTERY GAMING FACILITY MANAGEMENT CONTRACT (the “Amendment“), is made effective as of the dates executed by the parties below, by and among Kansas Star Casino, LLC (the “Manager”), its affiliates and assigns, and the Kansas Lottery on behalf of the State of Kansas (“Kansas Lottery”) as detailed below.

RECITALS

WHEREAS, on or about October 19, 2010, the Kansas Lottery executed a certain Lottery Gaming Facility Management Contract for the development, management and construction of a Lottery Gaming Facility in Sumner County, Kansas (the “Contract”) with Peninsula Gaming Partners, LLC;

WHEREAS, on or about January 31, 2011, the Kansas Lottery approved Peninsula Gaming Partners, LLC’s assignment of the Contract to Kansas Star Casino, LLC;

WHEREAS, the Contract creates duties and obligations on the Manager regarding certain charitable commitments incorporated under Paragraph 67 of the Contract known as the Kansas All-Star Scholars Fund.

WHEREAS, the parties agree that the Contract lacked specificity regarding administration of the Kansas All-Star Scholars Fund and should be amended to allow for the Manager to provide greater clarity and detail regarding its commitment under Paragraph 67 of the Contract.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows;

1.	Paragraph 67 of the Contract is deleted and replaced with the following:

Financing Commitment for Construction and Additional Commitments and Incentives (if any).

a)	In accordance with K.S.A. 2008 Supp. 74-8734(h)(9), Manager attaches as Exhibit E its financing commitment for construction of the Lottery Gaming Facility and ancillary facilities.

b)
Manager is committing $1.5 million annually to the Kansas All-Star Scholars Fund commencing in academic year 2012-2013 through academic year 2025-2026. A non-profit corporation, the Kansas All-Star Scholars Fund, Inc. (the “Fund”) will be established to administer the Fund and will be responsible for its associated costs and expenses to be paid out of the Fund.  The Fund will be led by a 3-5 member Board of Directors serving set terms and appointed by the Manager (1-3 members), the City of Mulvane and the City of Wellington (1 member each) to oversee administration and operations.  Fund Board members will serve at no compensation, but will be allowed to incur expenses in the operation and administration of the Fund.  The Fund will be utilized to support education in the region in the following manner: 1) Education reward cards: All students in grades K- 12 in Sumner County and Mulvane school districts each year will be given a $100 educational reward card to be used at area merchant(s) to purchase back-to-school supplies, and all classroom teachers in Sumner County and Mulvane school districts will receive a $500 educational materials card each year to help offset the costs of teaching material and classroom supplies. These cards will be distributed no later than the time of enrollment each August. Certain restrictions will apply to the use of the cards; 2) All graduating high school seniors in Sumner County and Mulvane school districts will be eligible to apply for, and will receive, a $1,000 scholarship if they attend a post-secondary institution.  Manager has elected at its sole discretion to provide funding for such $1,000 scholarships a year early for graduating seniors in the May 2012 class; and 3) Other educational grants, scholarships and programs as determined by the Fund’s Board of Directors after meeting the funding obligations provided for in subsections 1 and 2 above.

c)	The balance in the Fund remaining after each academic year will be contributed to Sumner County's general fund.

2.	All other provisions of the Contract shall remain unchanged and in full force and effect.

AGREED TO ON THE DATES EXECUTED BELOW:

THE KANSAS LOTTERY
/s/Dennis Wilson	Date: 7/9/12
Dennis Wilson, Executive Director

KANSAS STAR CASINO, LLC
/s/Jonathan Swain	Date: 7/16/12
Jonathan Swain, Chief Operating Officer